Prospectus Supplement dated as of September 4, 2003          Rule 424(b)(3)
To Prospectus dated September 3, 2003                        File No. 333-106750

                           VERIZON COMMUNICATIONS INC.

                      VERIZON COMMUNICATIONS DIRECT INVEST
              A DIRECT STOCK PURCHASE AND SHARE OWNERSHIP PLAN FOR
                   COMMON STOCK OF VERIZON COMMUNICATIONS INC.


     This Prospectus Supplement dated as of September 4, 2003 supplements and amends the Prospectus dated September 3, 2003 as follows and should be read in connection with that Prospectus.

     On July 2, 2003, Verizon Communications Inc. filed a registration statement on Form S-3 with the Securities and Exchange Commission to register 25,000,000 additional shares of Verizon common stock for the Direct Invest Plan and incorporate certain minor administrative changes to the Plan. The Securities and Exchange Commission declared that registration statement effective on September 3, 2003. Because there were not sufficient shares available for distribution under the Plan to fully invest the August 1, 2003 dividend payment until that registration statement became effective, the purchase period for that reinvestment was extended for an additional two business days.